LIMITED POWER OF ATTORNEY
FOR SECTION 16(a) REPORTING

KNOW ALL PERSONS BY THESE
PRESENTS, that the undersigned
 hereby makes, constitutes
and appoints Sarah Dods,
Scott Siamas, Ariel Gaknoki,
 Ryan Guerrero, Katherine Huynh,
 and Anisha Mehta, and each
 of them, as the undersigned's
 true and lawful attorney-in-fact
 (the "Attorney-in-Fact"), with
 full power of substitution and
 resubstitution, with the power
 to act alone for the undersigned
 and in the undersigned's name,
 place and stead, in any and
 all capacities to:

 1. prepare, execute and file
 with the Securities and Exchange
 Commission, any securities exchange or securities quotation system and salesforce.com, inc. (the "Company") any and all reports (including any amendment thereto)
of the undersigned required or considered advisable under
 Section 16(a) of the Securities Exchange Act of 1934
(the "Exchange Act") and the rules and regulations thereunder, with respect to the equity securities of the Company, including Form ID, including any amendments thereto, and any other documents necessary or appropriate to obtain
 EDGAR codes and passwords and Forms 3, 4 and 5; and

 2. obtain, as the undersigned's
 representative and on the undersigned's
 behalf, information regarding transactions in the Company's equity securities from any third party, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

 The undersigned acknowledges that:

 1. this Limited Power of Attorney
 authorizes, but does not require,
 the Attorney-in-Fact to act at his
 or her discretion on information
 provided to such Attorney-in-Fact
 without independent verification
 of such information;

 2. any documents prepared or
 executed by the Attorney-in-Fact
 on behalf of the undersigned pursuant
 to this Limited Power of Attorney will
 be in such form and will contain such
 information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

 3. neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of Section 16 of the Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

 4. this Limited Power of Attorney does
 not relieve the undersigned from responsibility for compliance with the undersigned's obligations under Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 16(a) of the Exchange Act.

 The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney.

 This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 with respect to the undersigned's transactions in equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

 This Limited Power of Attorney shall be governed and construed in accordance with the laws of the State of California without regard to conflict-of-law principles.

 IN WITNESS WHEREOF, the undersigned has
 executed this Limited Power of Attorney as of ___________, 2022. January 20, 2022 | 03:21:32 PST


Signature - Oscar Munoz

Print Name:  Oscar Munoz